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                                                                    EXHIBIT 10.6

                      FORM OF CONVERTIBLE SUBORDINATED NOTE

       THIS NOTE IS SUBORDINATED TO THE SENIOR INDEBTEDNESS. THE HOLDER OF
      THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT AMOUNTS
       OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE
      WITH THE PROVISIONS OF SECTION 18 HEREIN, AND THE HOLDER ACCEPTS AND
                      AGREES TO BE BOUND BY SUCH PROVISIONS

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
              OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE
                  DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
           OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

                             VITAMINSHOPPE.COM, INC.

                        6% Convertible Subordinated Note
                                Due June 30, 2007

$[   ]                                                              July 9, 1999


       VITAMINSHOPPE.COM, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises, subject to Section 18 herein, to pay to [_______], or its/his/her assigns, the principal sum of [___________], on June 30, 2007 and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 6% per annum semi-annually in arrears on June 30 and December 31 in each year (each said day being an "Interest Payment Date"), commencing on December 31, 1999, until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter on demand at the rate of 8% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.

       All payments of principal and interest on this Note shall be in immediately available funds and in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

       If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in New York.

       1. THIS NOTE; OTHER NOTES. This Note is one of the "Notes" issued pursuant to the Convertible Subordinated Note Purchase Agreement dated as of July 9, 1999 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among the Company and each of the Purchasers named therein. This Note is subject to the terms and provisions of the Purchase



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Agreement and the terms of this Note include those stated in the Purchase
Agreement. References herein to "Note" shall as the context requires be deemed as a reference to this Note or any other "Note" issued pursuant to the Purchase Agreement. References herein to "Notes" shall be deemed as a collective reference to this Note and all other "Notes" issued pursuant to the Purchase Agreement.

       2. TRANSFER, ETC. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 7 herein a register in which the Company shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by its duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in Section 7 and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or its attorney duly authorized in writing. Every Note so made and delivered in exchange for such Note shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of any Note shall be valid
(x) unless made in the foregoing manner at such office or agency and (y) unless registered under the Securities Act of 1933, as amended, or any applicable state securities laws or unless an exemption from such registration is available.

       3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and an indemnity reasonably acceptable in form and substance to the Company from the holder thereof, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

       4. PERSONS DEEMED OWNERS; HOLDERS. The Company may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. As used herein the term "holder"shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

       5. PREPAYMENTS, REDEMPTIONS, ETC.

       (a) OPTIONAL. Subject to the terms and conditions of this Section 5 and
Section 18 herein, the Company may, at its option, prepay, redeem, repurchase or otherwise retire this Note, as a whole at any time or in part from time to time, without penalty or premium.

       (b) NOTICE OF PREPAYMENT. The Company shall give written notice of any prepayment, redemption, repurchase or retirement of this Note or any portion hereof pursuant to Section 5(a) not less than 5 nor more than 30 days prior to the date fixed for such prepayment, redemption, repurchase or retirement. Such notice of prepayment, redemption, repurchase or retirement and all other


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notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment, redemption, repurchase or retirement or other notice. Upon notice of prepayment, redemption, repurchase or retirement being given as aforesaid, the Company covenants and agrees that it will prepay, redeem, repurchase or retire, as the case may be, on the date therein fixed therefor, this Note or the portion hereof, as the case may be, so called for prepayment, redemption, repurchase or retirement. A prepayment, redemption, repurchase or retirement of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

       (c) ALLOCATION OF ALL PAYMENTS. In the event of any partial payment of less than all of the interest then due on all of the Notes then outstanding, or any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

       (d) INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment, redemption, repurchase or retirement as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment, redemption, repurchase or retirement unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment, redemption, repurchase or retirement and until paid at the rate per annum provided herein.

       (e) SURRENDER OF NOTE; NOTATION THEREON. Upon any prepayment, redemption, repurchase or retirement of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for stamp, transfer or similar taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid, redeemed, repurchased or retired.

       6. CONVERSION. If, prior to June 30, 2007, the Company consummates a private placement of at least $10 million of its equity securities with third parties unaffiliated with the Company (the "Unaffiliated Investors") this Note automatically shall be deemed to be converted, on the date of consummation of such private placement, into shares of such equity securities (each a "Share"), and the holder of this Note, upon delivery of this Note to the Company, shall be issued such number of Shares as is equal to the quotient of (a) the then unpaid principal balance of this Note plus accrued interest thereon, divided by (b) the price per Share paid by the Unaffiliated Investors in such private placement.

       7. COVENANTS RELATING TO THIS NOTE. The Company covenants and agrees that so long as this Note remains outstanding:

       (a) MAINTENANCE OF OFFICE. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein


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provided, where notices and demands to or upon the Company in respect of this
Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the office of the Company referred to in Section 15 hereof.

         (b) CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect (i) its existence as a corporation in the form in which it exists on the date of this Note and (ii) the material rights and franchises of the Company under the laws of the United States of America or any state thereof; provided, however, that nothing in this paragraph (b) shall prevent the abandonment or termination of any rights or franchises of the Company if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Board of Directors of the Company, in the best interests of the Company.

       8. MODIFICATION BY HOLDERS; WAIVER. The Company may, with the written consent of the holders of not less than a majority in principal amount of the Notes then outstanding, modify the terms and provisions of this Note or the rights of the holders of this Note or the obligations of the Company hereunder, and the observance by the Company of any term or provision of this Note may be waived with the written consent of the holders of not less than a majority in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

              (i) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

              (ii) give any Note any preference over any other Note, including, without limitation, by amending the allocation provisions of Section 5(c) hereof; or

              (iii) modify, amend or waive Section 18 hereof or Annex A attached hereto, or any other provisions contained herein subordinating the interests of the holder of the Note to the interests of the holders of the Senior Indebtedness (as defined in Section 1.07 of Annex A hereto), or shorten the maturity date of this Note or increase the principal amount or the interest due under this Note or change any interest payment due under this Note, without prior written consent of the holders of at least 51% of the aggregate principal amount of the obligations under the Loan Documents (as defined in Section 1.07 of Annex A) and at least 51% of the aggregate principal amount of the obligations under the Note Documents (as defined in Section 1.07 of Annex A).

       Any such modification or waiver shall apply equally to each holder of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to the holders of the Notes at the time outstanding.

       9. EVENTS OF DEFAULT. If any one or more of the following events, herein called "Events of Default," shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule


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or regulation of any administrative or other governmental authority) and such
Event of Default shall be continuing:

              (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or repurchase (including default of any optional prepayment, redemption, repurchase or retirement in accordance with the requirements of Section 5) or by acceleration or otherwise; or

              (ii) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable and such default shall remain unremedied for a period of thirty (30) Business Days after written notice thereof, specifying such default and requesting that the same be remedied; or

              (iii) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Purchase Agreement and such default shall continue for 20 Business Days after written notice thereof, specifying such default and requesting that the same be remedied; or

              (iv) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company for any substantial part of any of its property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

              (v) the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company for any substantial part of any of their property, or the making by any of them of any general assignment for the benefit of creditors, or the failure of the Company generally to pay its debts as such debts become due, or the taking of action by the Company in furtherance of or which might reasonably be expected to result in any of the foregoing;

then, and in any such event (other than an event described in paragraph (iv) or (v) above), the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may, at their option, by a notice in writing to the Company declare the principal balance of this Note to be, and this Note shall thereupon be and become immediately due and payable together with interest accrued hereon and any other liabilities of the Company accrued hereunder, without diligence, presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Company, anything contained in this Note or the Purchase Agreement to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (iv) or (v) above, the principal balance of this Note, together with accrued interest hereon and any other liabilities of the Company accrued hereunder, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which


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are hereby expressly waived by the Company, anything contained in this Note or the Purchase Agreement to the contrary notwithstanding.

       At any time after any declaration of acceleration has been made or automatic acceleration has occurred as provided in this Section 9, the holders of a majority in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

       10. EXPENSES OF ENFORCEMENT, ETC. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the holder of this Note in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or of the Purchase Agreement or incurred by such holder in connection with the enforcement or protection of its rights in connection with this Note or the Purchase Agreement, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for such holder. The Company indemnifies the holder of this Note, its directors, managers, partners, officers, employees and agents, and their respective directors, managers, partners, officers, employees and agents, against, and agrees to hold the holder of this Note and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against such holder or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Note and the use of the proceeds thereof, (ii) the Purchase Agreement, (iii) breach by the Company of any representation or warranty contained herein or in the Purchase Agreement or (iv) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the holder of this Note or any such person and/or entity is a party thereto; provided, however, that such indemnity shall not, as to the holder of this Note, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the holder of this Note or any such person and/or entity.

       11. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate provided for in this Note, together with all fees, charges and other amounts which are treated as interest on the loan evidenced hereby under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, changed, taken, received or reserved by the holder of this Note in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

       12. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

       13. REMEDIES NOT WAIVED. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

       14. ASSIGNMENTS; COVENANTS BIND SUCCESSORS AND ASSIGNS. No holder of this Note may assign, participate, transfer or otherwise convey this Note or any of its rights or obligations hereunder or


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interest herein without the prior written consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding. Any purported assignment in contravention of the foregoing sentence shall be void ab initio and of no effect. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

       15. NOTICES. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

           (a)  if to the Company, at:             380 Lexington Avenue
                                                   Suite 1700
                                                   New York, NY 10168;

                                                   and

           (b)  if to holder of this Note, at:     ____________________.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 15 or in accordance with the latest unrevoked direction from such party.

       16. HEADINGS. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

       17. GOVERNING LAW. THIS NOTE SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

       18. SUBORDINATION. This Note and the Company's obligations hereunder shall be subordinate and junior to all indebtedness constituting Senior Indebtedness (as defined Section 1.07 of Annex A hereto) on the terms and conditions set forth in such Annex A, which Annex A is incorporated by reference and made a part hereof as if set forth herein in its entirety.


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       IN WITNESS WHEREOF, VitaminShoppe.com., Inc. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                          VITAMINSHOPPE.COM, INC.

                                          By:
                                             ------------------------------
                                             Name:
                                             Title:




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                                                                         ANNEX A

                   Subordination Provisions to be attached to 6% Convertible Subordinated Note due June 30, 2007 of VitaminShoppe.com, Inc.

       Section 1.01. Subordination of Liabilities. VitaminShoppe.com, Inc. (the "Company"), for itself and its assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinate Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A.) The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

       Section 1.02. The Company not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, such Senior Indebtedness (as defined in Section 1.07 of this Annex A) shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

       (b) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash. Each holder of the Note hereby agrees that, so long as any Senior Indebtedness is outstanding or any restrictions set forth in any document governing Senior Indebtedness reduces the amount permitted to be paid in respect of the Note, such holder will not sue for, or otherwise take any action, judicial or otherwise, to accelerate, collect payment or to enforce the Company's obligations to pay, amounts owing in respect of the Note.

       (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

       Section 1.03. Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the


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Company upon dissolution, winding up, liquidation or reorganization of the
Company (whether in bankruptcy, insolvency or receivership proceedings or upon as assignment for the benefit of creditors or otherwise):

              (a) the holders of the Senior Indebtedness shall first be entitled to receive payment in full in cash of the Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment on account of the Subordinated Indebtedness;

              (b) any payments or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

              (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

             Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payment or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

             Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the


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Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein (except to the extent set forth in this Annex A) prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law and this Annex A upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

             Section 1.06. Subordination Rights not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, or refinance, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

             Section 1.07. Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (as defined below) of the Company under or in respect of (i) at any time that the Company is a party to the Subsidiary Guarantee Agreement, dated as of June 11, 1999, among certain subsidiaries of Vitamin Shoppe Industries Inc., a New York corporation and Antares Capital Corporation, a Delaware corporation, as collateral agent (as amended, supplemented or otherwise modified from time to time, the "Senior Guarantee"), and the other Loan Documents as such term is defined in the Credit Agreement dated as of May 15, 1997 (as amended, supplemented, restated or otherwise modified, the "Credit Agreement") among Vitamin Shoppe Industries Inc., the financial institutions party thereto, The Chase Manhattan Bank, as issuing bank and an administrative agent and Antares Capital Corporation, as an administrative agent, and as collateral agent and paying agent, including without limitation Obligations of the Company arising under or in respect of said Subsidiary Guarantee Agreement and (ii) at any time that the Company is a party to the Subordinated Subsidiary Guarantee Agreement dated as of June 11, 1999 among certain subsidiaries of Vitamin Shoppe Industries Inc., a New York corporation and the Investors named therein (as amended, supplemented or otherwise modified from time to time, the "Senior Subordinate Guarantee"), the Note Documents as such term is defined in the Note and Warrant Purchase Agreement, dated as of May 15, 1997 among Vitamin Shoppe Industries Inc., a New York corporation and certain Investors named therein, including without limitation Obligations of the Company arising under or in respect of said Senior Subordinate Guarantee.


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


As used herein, the term "Obligations" shall mean all principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness now existing or hereinafter created (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).


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